RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

FOOTHILL CAPITAL CORPORATION
11111 Santa Monica Boulevard
Suite 1500
Los Angeles, California  90025-3333
Attn:  Suzanne Witkowsky


                 FUTURE ADVANCE DEED OF TRUST,
          ASSIGNMENT OF RENTS AND SECURITY AGREEMENT



        THIS DOCUMENT SECURES OBLIGATIONS WHICH CONTAIN
          PROVISIONS FOR A VARIABLE RATE OF INTEREST



STATE OF NORTH CAROLINA  )
                         ) ss.
COUNTY OF VANCE          )


          FUTURE ADVANCE DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT ("Deed of Trust") made this 21st day of May, 1996, between ROSE'S STORES, INC, a Delaware corporation ("Grantor") having an office at 218 South Garnett Street, Henderson, North Carolina 27536, as trustor, and DAVID L HUFFSTETLER, whose address is Two Hanover Square, Suite 2000, Raleigh, North Carolina 27601, as trustee ("Trustee") and FOOTHILL CAPITAL CORPORATION, a California corporation, having an office at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, Attn: Business Finance Division Manager, individually as a lender, and as agent for and on behalf of the financial institutions ("Lenders") who may from time to time be parties to the Loan Agreement (as hereinafter defined).

                          WITNESSETH

          FOR THE PURPOSE OF SECURING the following described obligations, liabilities and indebtedness of Grantor: (a) the payment of all loans, advances, indebtedness, obligations and liabilities in the aggregate principal amount of One Hundred Twenty Million Dollars ($120,000,000), to be paid in accordance with the terms and with interest as set forth in that certain Loan and Security Agreement of even date herewith to which Foothill Capital Corporation, as agent, PPM Finance, Inc., as co-agent, the financial institutions parties thereto as lenders, and Grantor are parties (the "Loan Agreement":
Foothill Capital Corporation and any successor agent pursuant to the Loan Agreement is hereby defined as "Beneficiary": capitalized terms not otherwise defined herein have the same meaning as in the Loan Agreement) including, without limitation, those contained in Section 11 therein, and all modifications, extensions and/or renewals thereof, and all other instruments, agreements and documents referred to or contemplated thereby, pursuant to which, among other things, Beneficiary and Lenders have agreed to make revolving loans to Grantor evidenced by the Loan Agreement, which may be made, repaid and readvanced in accordance with the Loan Agreement,
(b) the payment and performance of all indebtedness and obligations of Grantor arising under this Deed of Trust, and other documents executed by Grantor in connection herewith,
(c) any and all advances made by Beneficiary or Lenders to protect or preserve the Mortgaged Property (as hereinafter defined) or the security interest or lien created hereby on the Mortgaged Property, or for taxes, assessments or insurance premiums as hereinafter provided or for the performance of any of Grantor's obligations hereunder or for any other purpose provided herein (whether or not the original Grantor remains the owner of the Mortgaged Property at the time of such advance); (d) payment of any money advanced by Beneficiary to Grantor, or its successors, with interest thereon, evidenced by notes (indicating that they are so secured); (e) any and all renewals, extensions, modifications, substitutions, replacements or consolidations of the indebtedness described in clauses (a), (b), (c) or (d) above; and (f) all other obligations, liabilities and indebtedness of every kind and character now or hereafter owing by Grantor to Lenders or Beneficiary, however created, incurred or evidenced, direct or indirect, absolute or contingent, whether owing under the Loan Agreement, this Deed of Trust or under any and all other instruments, agreements and documents referred to or contemplated by the Loan Agreement, including, without limitation, all "Obligations" of Trustor to Beneficiary or Lenders, as such term is defined in the Loan Agreement, and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, Grantor has granted, bargained, sold, alienated, enfeoffed, released, conveyed and confirmed, and by these presents does grant, bargain, sell, alienate, enfeoff, release, convey and confirm unto the Trustee, and his heirs, successors and assigns in trust, WITH POWER OF SALE, all its estate, right, title and interest in, to and under any and all of the property located in the City of Henderson, County of Vance, State of North Carolina, and more particularly described in Exhibit A attached hereto and made a part hereof, including all easements, rights, privileges, tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, and all of the estate, right, title, interest, claim, demand, reversion or remainder whatsoever of Grantor therein or thereto, either at law or in equity, in possession or expectancy, now or hereafter acquired, including, without limitation, all and singular the ways, waters, water courses, water rights and powers, liberties, privileges, sewers, pipes, conduits, wires and other facilities furnishing utility or other services to the property (collectively, the "Land");

          TOGETHER with all of the right, title and interest of Grantor in and to all buildings, structures and improve-ments now or hereafter erected on the Land including all plant equipment, apparatus, machinery and fixtures of every kind and nature whatsoever now or hereafter located on or forming part of said buildings, structures and improvements (collectively, the "Improvements"; the Land and Improvements being herein-after collectively referred to as the "Premises");

          TOGETHER with all of the right, title and interest of Grantor in and to the land lying in the bed of any street, road, highway or avenue in front of or adjoining the Premises;

          TOGETHER with any and all award and awards hereto-fore made or hereafter to be made by any governmental autho-rities to the present and all subsequent owners of the Premises which may be made with respect to the Premises as a result of the return of excess taxes paid on the Mortgaged Property, the exercise of the right of eminent domain, the alteration of the grade of any street or any other injury to or decrease of value of the Premises, which said award or awards are hereby assigned to Beneficiary and Beneficiary, at its option, is hereby authorized, directed and empowered to collect and receive the proceeds of any such award or awards from the authorities making the same and to give proper receipts and acquittances therefor, and to apply the same as hereinafter provided; and Grantor hereby covenants and agrees to and with Beneficiary, upon request by Beneficiary, to make, execute and deliver, at Grantor's expense, any and all assign-ments and other instruments sufficient for the purpose of assigning the aforesaid award or awards to Beneficiary free, clear and discharged of any and all encumbrances of any kind or nature whatsoever;

          TOGETHER with all goods, Equipment (as defined in the Loan Agreement), Inventory (as defined in the Loan Agreement), building materials, chattels and articles of personal property (other than personal property which is or at any time has become Hazardous Substances, as defined in the Loan Agreement), including any interest therein, now or at any time hereafter affixed to, attached to, or used in any way in connection with or to be incorporated at any time into the Premises, or placed on any part thereof but not attached or incorporated thereto, together with any and all replacements thereof, appertaining and adapted to the complete and compatible use, enjoyment, occupancy, operation or improvement of the Premises (collectively, the "Chattels");

          TOGETHER with leases of the Premises or the Chattels or any part thereof now or hereafter entered into and all right, title and interest of Grantor thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees of their obligations there-under (whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms) and all rights to all insurance proceeds and unearned premiums arising from or relating to the Premises and all other rights and easements of Grantor now or hereafter existing pertaining to the use and enjoyment of the Premises and all right, title and interest of Grantor in and to all declarations of covenants, conditions and restrictions as may affect or otherwise relate to the Premises;

          TOGETHER with all sales agreements, deposit receipts, escrow agreements and other ancillary documents and agreements entered into with respect to the sale to any purchasers of any part of the Premises, and all deposits and other proceeds thereof;

          TOGETHER with all permits, plans, licenses, speci-fications, subdivision rights, tentative tract maps, final tract maps, security interests, contracts, contract rights or other rights as may affect or otherwise relate to the Premises;

          TOGETHER with all rights of Grantor in or to any fund, program or trust monies and any reimbursement therefrom directly or indirectly established, maintained or administered by any governmental authority or any other individual or entity which is designed to or has the effect of providing funds (whether directly or indirectly or as reimbursement) for the repair or replacement of storage tanks (whether above or below ground) located on the Premises or the remediation or cleanup of any spill, leakage or contamination from any such tank or resulting from the ownership, use or maintenance of any such tank or to compensate third parties for any personal injury or property damage;

          TOGETHER with all rents, issues, profits, revenues, income and other benefits to which Grantor may now or here-after be entitled from the Premises or the Chattels (which Premises, titles, interests, awards, Chattels, easements, rents, income, benefits, ways, waters, rights, powers, liber-ties, privileges, utilities, tenements, hereditaments, appur-tenances, reversions, remainders, rents, issues, profits, estate, property, possession, claims and demands, are herein-after collectively referred to as the "Mortgaged Property");

          TO HAVE AND TO HOLD the Mortgaged Property unto the
Trustee, his heirs, successors and assigns forever.

          It is the intention of the parties hereto that this Deed of Trust is made and executed to comply with the provisions of N.C.G.S. 45-67 et seq., and shall secure any and all present and future obligations which Grantor now or may hereafter owe to Beneficiary or Lenders (but in no event incurred more than fifteen (15) years after the date hereof), including without limitation, any future loans and advances made by Beneficiary or Lenders pursuant to the Loan Agreement to or for the benefit of Grantor, up to a maximum aggregate amount of principal indebtedness (excluding accrued but unpaid interest which is added to the principal amount)outstanding at any one time of One Hundred Twenty Million Dollars ($120,000,000). The principal amount of present obligations of Grantor to Beneficiary or Lenders secured hereby is in the sum of $______________ as of the date hereof, and the principal amount of all present and future obligations of Grantor to Beneficiary or Lenders secured hereby is in the sum of One Hundred and Seventy Five Million Dollars ($175,000,000), plus interest, costs and advances made by Beneficiary or Lenders to protect or preserve the Mortgaged Property or the lien hereof on the Mortgaged Property, or for taxes, assessments or insurance premiums as herein provided. Pursuant to N.C.G.S. 45-68(2), Grantor and Beneficiary agree that at the time each obligation is incurred, it shall not be necessary for each such obligation to be evidenced by any written instrument or notation signed by Grantor and stipulating that such obligation is secured by this Deed of Trust.

                           ARTICLE I

          And Grantor further covenants with the Trustee and Beneficiary as follows:

          SECTION 1.01. Grantor has good and marketable title to an indefeasible fee estate in the Premises subject to no lien, charge, or encumbrance except such as are approved by Beneficiary in the title policy issued to Beneficiary in connection herewith; that it owns the Chattels free and clear of liens and claims except such as are permitted by the Loan Agreement or approved by Beneficiary; that this Deed of Trust is and will remain a valid and enforceable first and prior lien on the Mortgaged Property subject only to the exceptions referred to above; and that neither the entry nor the performance of and compliance with this Deed of Trust or the Loan Agreement has resulted or will result in any violation of, or be in conflict with, or result in the creation of any deed of trust, lien, encumbrance or charge (other than those created by the execution and delivery of, or permitted by, this Deed of Trust or the Loan Agreement) upon any of the properties or assets of Grantor, or constitute a default under any deed of trust, indenture, contract, agreement, instrument, franchise, permit, judgment, decree, order, statute, rule or regulation applicable to Grantor. Grantor has full power and lawful authority to convey the Mortgaged Property in the manner and form herein done or intended hereafter to be done and will preserve such title, and will forever preserve, warrant and defend the same unto the Trustee and Beneficiary, and will forever preserve, warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever.

          SECTION 1.02.  Intentionally Deleted.

          SECTION 1.03.  Intentionally Deleted.

          SECTION 1.04.  Intentionally Deleted.

          SECTION 1.05. All right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by, or released to, or constructed, assembled or placed by Grantor on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisi-tion, release, construction, assembling, placement or conver-sion, as the case may be, and in each such case, without any further grant, conveyance, assignment or other act by Grantor, shall become subject to the first and prior lien and security interest of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Grantor and specifically described in the granting clause hereof, but at any and all times Grantor will execute and deliver to Trustee or Beneficiary any and all such further assurances, deeds of trust, conveyances or assignments thereof with respect thereto as Beneficiary may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Deed of Trust.

          SECTION 1.06. Grantor will pay from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom and in general will do or cause to be done everything necessary so that the lien and security interest hereof shall be fully preserved, at the cost of Grantor, without expense to Beneficiary.

          SECTION 1.07. In the event of the passage, after the date of this Deed of Trust, of any law of the State of North Carolina deducting from the value of the Mortgaged Property for the purpose of taxing the amount of any lien thereon, or changing in any way the laws now in force for the taxation of deeds of trust, or debts secured thereby, for state or local purposes, or the manner of operation of any such taxes so as to adversely affect the interest of Beneficiary, then and in such event, Grantor shall bear and pay the full amount of such taxes, provided that if for any reason payment by Grantor of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render the Loan Agreement or the indebtedness secured hereby wholly or partially usurious under any of the terms or provisions of the Loan Agreement or this Deed of Trust, or otherwise, Beneficiary may, at its option, upon thirty (30) days' written notice to Grantor, (i) declare the whole indebtedness secured by this Deed of Trust, with interest thereon, to be immediately due and payable, or (ii) pay that amount or portion of such taxes as renders the Loan Agreement or the indebtedness secured hereby unlawful or usurious, in which event Grantor shall concurrently therewith pay the remaining lawful non-usurious portion or balance of said taxes.

          SECTION 1.08. In addition to restrictions contained in the Loan Agreement, Grantor will not (i) further encumber, sell, convey or transfer any interest in, or any part of, the Mortgaged Property, or (ii) except as permitted by the Loan Agreement, transfer the presently existing ownership interests in Grantor (including, without limitation, partnership or stock ownership interests, as the case may be) so as to effectively transfer control of Grantor named herein to any other person, firm, corporation or other entity, without the prior written consent of Beneficiary. Any such encumbrance, sale, conveyance or transfer made without Beneficiary's prior written consent shall be an Event of Default hereunder. At Beneficiary's option, Beneficiary's consent to a further encumbrance or transfer shall be subject to an increase in interest rate, modification of loan terms and/or the payment of a fee.

          SECTION 1.09.  Beneficiary and the Trustee shall
have access to and the right to inspect the Premises and Chattels at all reasonable times.

          SECTION 1.10.  Intentionally Deleted.

          SECTION 1.11. If Grantor shall fail to perform any of the covenants contained herein on its part to be performed, Beneficiary may, but shall not be required to, make advances to perform the same, or cause the same to be performed, on Grantor's behalf, and all sums so advanced shall bear interest, from and after the date advanced until repaid, at the lower of (i) the maximum rate permitted by law or (ii) the default rate set forth in the Loan Agreement, shall be a lien upon the Mortgaged Property and shall, at Beneficiary's option, be added to the indebtedness secured hereby. Grantor will repay on demand all sums so advanced on its behalf with interest at the rate herein set forth. This Section 1.11 shall not be construed as preventing any default by Grantor in the observance of any covenant contained in this Deed of Trust from constituting an Event of Default hereunder.

          SECTION 1.12. Grantor will not commit any waste at or with respect to the Mortgaged Property nor will Grantor do or fail to do anything which will in any way increase the risk of fire or other hazard to the Premises, Improvements or Chattels or to any part thereof. Grantor will, at all times, maintain the Improvements and Chattels in good order and condition and will promptly make, from time to time, all repairs, renewals, replacements, additions and improvements in connection therewith which are needful or desirable to such end. Improvements shall not be removed, demolished or materially altered, nor shall any Chattels be removed except as permitted by the Loan Agreement, or after receipt of the written consent of Beneficiary, provided, however, that if there shall not have occurred an Event of Default, Grantor may make appropriate replacements of Chattels, free of superior title, liens and claims, provided such replacements are immediately made and are of a value at least equal to the value of the Chattels removed.

          SECTION 1.13. Grantor will immediately notify Beneficiary of the institution of any proceeding for the condemnation or taking by eminent domain of the Mortgaged Property, or any portion thereof. The Trustee and Beneficiary may participate in any such proceeding and Grantor from time to time will deliver to Beneficiary all instruments requested by it to permit such participation. In the event of such condemnation proceedings, or a conveyance in lieu of such taking, the award or compensation payable is hereby assigned to and shall be paid to Beneficiary. Beneficiary shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid, but shall have no right to bind Grantor or to make settlement of its claim, except to the extent of the interest of the Trustee and Beneficiary. In any such condemnation proceedings the Trustee and Beneficiary may be represented by counsel selected by Beneficiary. The proceeds of any award or compensation so received after reimbursement of any expenses incurred by Beneficiary in connection with such proceedings, shall, at the option of Beneficiary, be applied, without premium, to the repayment of the sums due under the Loan Agreement in such order as Beneficiary may in its sole discretion elect (regardless of interest payable on the award by the condemning authority), or to the cost of restoration of the Improvement or Chattel so taken and other terms as shall be satisfactory to Beneficiary.

          SECTION 1.14. The assignment of rents, income and other benefits (collectively, "rents") contained in the granting clause of this Deed of Trust shall be fully operative without any further action on the part of Grantor or Beneficiary and specifically Beneficiary shall be entitled, at its option, to all rents from the Mortgaged Property whether or not Beneficiary takes possession of the Mortgaged Property. Grantor hereby further grants to Beneficiary the right (i) to enter upon and take possession of the Mortgaged Property for the purpose of collecting the rents, (ii) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to Beneficiary, (iii) to let the Mortgaged Property or any part thereof, and (iv) to apply the rents, after payment of all necessary charges and expenses, on account of the indebtedness and other sums secured hereby. Such assignment and grant shall continue in effect until the indebtedness and other sums secured hereby are paid, the execution of this Deed of Trust constituting and evidencing the irrevocable consent of Grantor to the entry upon and taking possession of the Mortgaged Property by Beneficiary pursuant to such grant, whether or not sale or foreclosure has been instituted. Neither the exercise of any rights under this Section by Beneficiary nor the application of the rents to the indebtedness and other sums secured hereby, shall cure or waive any Event of Default, or notice of default hereunder or invalidate any act done pursuant hereto, but shall be cumulative of all other rights and remedies.

          The foregoing provisions hereof shall constitute an absolute and present assignment of the rents from the Mortgaged Property, subject, however, to the conditional permission given to Grantor to collect and use the rents until the occurrence of an Event of Default at which time such conditional permission shall automatically terminate; and the existence or exercise of such right of Grantor shall not operate to subordinate this assignment, in whole or in part, to any subsequent assignment by Grantor permitted under the provisions of this Deed of Trust, and any such subsequent assignment by Grantor shall be subject to the rights of the Trustee and Beneficiary hereunder.

          SECTION 1.15. (a) Grantor will not (i) execute an assignment of the rents or any part thereof from the Mortgaged Property unless such assignment shall provide that it is subject and subordinate to the assignment contained in this Deed of Trust, and any additional or subsequent assignment executed pursuant hereto, or (ii) except where the lessee is in default thereunder, terminate or consent to the cancellation or surrender of any lease of the Mortgaged Property or of any part thereof, now existing or hereafter to be made or (iii) modify any such lease or give consent to any assignment or subletting without Beneficiary's prior written consent, or (iv) accept prepayments of any installments of rent or additional rent to become due under such leases, except prepayments in the nature of security for the performance of the lessee's obligations thereunder, or (v) in any other manner impair the value of the Mortgaged Property or the security of the Trustee or Beneficiary for the payment of the indebtedness secured hereby, or (vi) enter into any lease prohibited under the provisions of the Loan Agreement.

               (b) Grantor will not execute any lease of all or a substantial portion of the Mortgaged Property except for actual occupancy by the lessee thereunder, and will at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all leases of the Mortgaged Property now or hereafter existing, on the part of the lessor thereunder to be kept and performed. If any such lease provides for the giving by the lessee of certificates with respect to the status of such leases, Grantor shall exercise its right to request such certificates within five (5) days of any demand therefor by Beneficiary.

               (c)  Grantor shall furnish to Beneficiary,
within fifteen (15) days after a request by Beneficiary to do so, a written statement containing the names of all lessees for the Mortgaged Property, the terms of their respective leases, the spaces occupied, the rentals paid and any security therefor.

               (d)  Grantor shall, from time to time upon
request of Beneficiary, specifically assign to Beneficiary as additional security hereunder, by an instrument in writing in such form as may be approved by Beneficiary, all right, title and interest of Grantor in and to any and all leases now or hereafter on or affecting the Mortgaged Property, together with all security therefor and all monies payable thereunder, subject to the conditional permission hereinabove given to Grantor to collect the rentals under any such lease. Grantor shall also execute and deliver to Beneficiary any notification, financing statement or other document reasonably required by Beneficiary to perfect the foregoing assignment as to any such lease.

          SECTION 1.16. Each lease of the Mortgaged Property or of any part thereof entered into after the date hereof shall provide that, in the event of the enforcement by the Trustee or Beneficiary of the remedies provided for by law or by this Deed of Trust, any person succeeding to the interest of Grantor as a result of such enforcement shall not be bound by any payment of rent or additional rent for more than one
(1) month in advance, provided, however, that nothing herein set forth shall affect or impair the rights of Beneficiary to terminate any one or more of such leases in connection with the exercise of its or the Trustee's remedies hereunder.

                          ARTICLE II

                EVENTS OF DEFAULT AND REMEDIES

          SECTION 2.01.  The occurrence of any one or more of
the following events shall constitute an event of default
("Event of Default") hereunder:

               (a) If there shall be an Event of Default (as such term is defined in the Loan Agreement) under the Loan
Agreement; or

               (b) If Grantor shall breach, or be in default of, any of the covenants or provisions contained in this Deed of Trust which breach or default continues for five (5) or more days; or

               (c) If Grantor shall breach, or be in default of, any chattel mortgage, other deed of trust, security agreement or other document issued thereunder or in connection therewith or herewith.

          Upon the occurrence of an Event of Default, and in every such case:

          I. During the continuance of any Event of Default, Beneficiary personally, or by its agents or attorneys may enter into and upon all or any part of the Mortgaged Property, and each and every part thereof, and may exclude the party owning the beneficial interest in same, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Mortgaged Property for any lawful purpose and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, Beneficiary, at the expense of Grantor, from time to time, either by purchase, repairs or construction, may maintain and restore the Mortgaged Property, whereof it shall become possessed as aforesaid, may complete the construction of the Improvements and in the course of such completion may make such changes in the contemplated Improvements as it may deem desirable; may insure or reinsure the same as provided in the Loan Agreement, and likewise, from time to time, at the expense of Grantor, Beneficiary may make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements to the Mortgaged Property or any part thereof and thereon as it may deem advisable; and in every such case Beneficiary shall have the right to manage and operate the Mortgaged Property, possessed as aforesaid, and to carry on the business thereof and exercise all rights and powers of the party owning such property with respect thereto either in the name of such party or otherwise as it shall deem best; and Beneficiary shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Property and every part thereof; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, replacements, alterations, additions, betterments and improvements and all payments which may be made for taxes, assessments, insurance, in payment of any prior deed of trust and prior or other proper charges upon the Mortgaged Property or any part thereof, as well as just and reasonable compensation of Beneficiary for the services of Beneficiary and for all attorneys, counsel, agents, clerks, servants and other employees by it properly engaged and employed, Beneficiary shall apply the moneys arising as aforesaid, first, to the payment of any sums, other than interest and principal due pursuant to the Loan Agreement required to be paid by Grantor under this Deed of Trust, second, to the payment of interest due pursuant to the Loan Agreement, third, to the payment of the principal due pursuant to the terms of the Loan Agreement when and as the same shall become payable (whether by acceleration or otherwise) and finally, in an amount equal to the Early Termination Premium which would have been payable if Grantor had voluntarily prepaid the Loan Agreement.

         II. Beneficiary, at its option, may declare the entire unpaid balance of the indebtedness secured hereby immediately due and payable and demand that Trustee cause the Mortgaged Property to be sold.

        III. Trustee, upon so being requested to do by Beneficiary, shall sell the Mortgaged Property under power of sale on the premises or at the courthouse door in Vance County, North Carolina, having first given notice of the time and place of such sale in accordance with the statute in such case provided, and convey the Mortgaged Property so sold to the purchaser in fee, either as a whole or in separate parcels, and in such order as he may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. If the Mortgaged Property consists of several known lots or parcels, Beneficiary may designate the order in which such parcels shall be sold or offered for sale. Any person, including Grantor, Beneficiary, or any Lender may purchase at such sale.

         IV. Trustee may postpone sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement.

          V. On and after the occurrence of an Event of Default, Grantor shall pay all rents, issues and profits thereafter received by Grantor from the Mortgaged Property to Beneficiary and to the extent not paid shall hold such amounts as trust funds for the benefit of Beneficiary and such rents, issues and profits shall be deemed "cash collateral" of Beneficiary under 11 U.S.C., as amended.

          SECTION 2.02. (a) Trustee, after making such sale, and upon receipt of the purchase price, shall make, execute and deliver to the purchaser or purchasers his deed or deeds conveying the Mortgaged Property so sold, but without any covenant or warranty, express or implied, and without any representation, express or implied, as to the existence, or lack thereof, of Hazardous Substances on the Mortgaged Property, and shall apply the proceeds of sale thereof to payment, FIRSTLY, of the expenses of such sale, together with the reasonable expenses of Trustee, including a commission equal to five percent (5%) of the gross proceeds of sale to the Trustee, or his successor, in payment of his services hereunder and of collecting the monies secured by this Deed of Trust and including cost of evidence of title in connection with sale and revenue stamps on Trustee's deed; SECONDLY, of all moneys paid, advanced or expended by Beneficiary under the terms hereof, not then repaid, together with the interest thereon as herein provided; THIRDLY, of the amount of the principal and interest due pursuant to the Loan Agreement then remaining unpaid together with an amount which would have been equal to the Early Termination Premium which would have been paid by Grantor if Grantor had voluntarily prepaid the Loan Agreement; FOURTHLY, in an amount sufficient, as determined in the sole and absolute discretion of Beneficiary, acting in good faith, to satisfy actual or contingent sums owing pursuant to Section 11 of the Loan Agreement ("Impound Sum"), and, if not actually incurred, to be held by Beneficiary (not in trust, without the accrual of interest thereon and without the obligation to segregate such funds) for a period of two
(2) years from the date of foreclosure, thereafter to be returned to the person or persons legally entitled thereto, upon satisfactory proof of such right; and LASTLY, the balance or surplus, if any, of such proceeds of sale to the person or persons legally entitled thereto, upon satisfactory proof of such right.

               (b)  In the event of a sale of the Mortgaged
Property, or any part thereof, and the execution of a deed or deeds therefor under these trusts, the recitals therein of any matters or facts shall be conclusive proof of the truthfulness thereof and of the fact that said sale was regularly and validly made in accordance with all requirements of the laws of the State of North Carolina and of this Deed of Trust; and any such deed or deeds, with such recitals therein, shall be effectual and conclusive against Grantor and all other persons; and the receipt for the purchase money recited or contained in any deed executed to the purchaser as aforesaid shall be sufficient discharge to such purchaser from all obligations to see to the proper application of the purchase money according to the trusts aforesaid.

          SECTION 2.03. After the happening of an Event of Default by Grantor under this Deed of Trust and immediately upon the commencement of any action, suit or other legal proceeding by Beneficiary to obtain judgment for the principal of or interest due pursuant to the Loan Agreement and other sums required to be paid by Grantor pursuant to any provisions of this Deed of Trust, or of any other nature in aid of the enforcement of the Loan Agreement, or of this Deed of Trust, Grantor will waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding. Further, Grantor hereby consents to the appointment of a receiver or receivers of the Mortgaged Property and of all the earnings, revenues, rents, issues, profits and income thereof. After the happening of any such default and during its continuance or upon the commencement of any proceedings to foreclose this Deed of Trust or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of the Trustee or Beneficiary hereunder, Beneficiary shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the

Deed of Trust indebtedness, forthwith either before or after declaring all sums due pursuant to the Loan Agreement to be due and payable, to the appointment of such a receiver or receivers.

          The Trustee, at Beneficiary's option, is authorized to foreclose this Deed of Trust subject to the rights of any tenants of the Property, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Grantor to be, a defense to any proceedings instituted by Beneficiary to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Property.

          SECTION 2.04.  During the continuance of an Event of
Default, Beneficiary shall have the following rights and remedies:

               (i)  Beneficiary or its employees, acting by
themselves or through a court-appointed receiver, may enter upon, possess, manage, operate, dispose of, and contract to dispose of the Mortgaged Property or any part thereof; take custody of all accounts; negotiate with governmental authori-ties with respect to the Mortgaged Property's environmental compliance and remedial measures; take any action necessary to enforce compliance with any Act, including but not limited to spending rents to abate the problem; make, terminate, enforce or modify leases of the Mortgaged Property upon such terms and conditions as Beneficiary deems proper; contract for goods and services, hire agents, employees, and counsel, make repairs, alterations, and improvements to the Mortgaged Property necessary, in Beneficiary's judgment, to protect or enhance the security hereof; incur the risks and obligations ordinarily incurred by owners of property (without any personal obligation on the part of the receiver); and/or take any and all other actions which may be necessary or desirable to comply with Grantor's obligations hereunder and under the Loan Agreement. All sums realized by Beneficiary under this subparagraph, less all costs and expenses incurred by it under this subparagraph, including attorneys' fees, and less such sums as Beneficiary deems appropriate as a reserve to meet future expenses under the subparagraph, shall be applied on any indebtedness secured hereby in such order as Beneficiary shall determine. Neither application of said sums to said indebtedness, nor any other action taken by Beneficiary under this subparagraph shall cure or waive any Event of Default or notice of default hereunder, or nullify the effect of any such notice of default. Beneficiary, or any employee or agent of Beneficiary, or a receiver appointed by a court, may take any action or proceeding hereunder without regard to (a) the adequacy of the security for the indebtedness secured hereunder, (b) the existence of a declaration that the indebtedness secured hereby has been declared immediately due and payable, or (c) the filing of a notice of default.

              (ii)  With or without notice, and without
releasing Grantor from any obligation hereunder, to cure any default of Grantor and, in connection therewith, Beneficiary or its agents, acting by themselves or through a court appointed receiver, may enter upon the Mortgaged Property or any part thereof and perform such acts and things as Beneficiary deems necessary or desirable to inspect, investi-gate, assess, and protect the security hereof, including with-out limitation of any of its other rights: (a) to obtain a court order to enforce Beneficiary's right to enter and inspect the Mortgaged Property, to which the decision of Beneficiary as to whether there exists a release or threatened release of a Hazardous Substances onto the Mortgaged Property shall be deemed reasonable and conclusive as between the parties hereto; and (b) to have a receiver appointed to enforce Beneficiary's right to enter and inspect the Mortgaged Property for Hazardous Substances. All costs and expenses incurred by Beneficiary with respect to the audits, tests, inspections, and examinations which Beneficiary or its agents or employees may conduct, including the fees of the engineers, laboratories, contractors, consultants, and attorneys, shall be paid by Grantor. All costs and expenses incurred by Trustee and Beneficiary pursuant to this subparagraph (including without limitation court costs, consultant fees and attorneys' fees, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Default Rate set forth in the Loan Agreement from the date they are incurred until said sums have been paid.

             (iii)  To seek a judgment that Grantor has
breached its covenants, representations and/or warranties with respect to the environmental matters set forth in the Loan Agreement by commencing and maintaining an action or actions in any court of competent jurisdiction for breach of contract, whether commenced prior to or after foreclosure of the Mortgaged Property, and to seek the recovery of any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses actually incurred by Beneficiary (collectively, the "Environmental Costs") incurred or advanced by Beneficiary relating to the cleanup, remediation or other response action required by any Act or to which Beneficiary believes necessary to protect the Mortgaged Property, it being conclusively presumed between Beneficiary and Grantor that all such Environmental Costs incurred or advanced by Beneficiary relating to the cleanup, remediation, or other response action of or to the Mortgaged Property were made by Beneficiary in good faith. All Environmental Costs incurred by Beneficiary under this subparagraph (including without limitation court costs, consultant fees and attorneys' fees, including, without limitation, such costs and fees which may be incurred during the pendency of a case pursuant to 11 U.S.C., whether incurred in litigation or not and whether before or after judgment) shall bear interest at the rate set forth in Section 2.6(b)(i) of the Loan Agreement (the "Default Rate") from the date of expenditure until said sums have been paid. Beneficiary shall be entitled to bid, at the sale of the Mortgaged Property, the amount of said costs, expenses and interest in addition to the amount of the other obligations hereby secured as a credit bid, the equivalent of cash.

                    Grantor acknowledges and agrees that
notwithstanding any term or provision contained herein or in the other Loan Documents (as defined in the Loan Agreement), the Environmental Costs shall be exceptions to any nonrecourse or exculpatory provision of the Loan Documents, and Grantor shall be fully and personally liable for the Environmental Costs hereunder, and such liability shall not be limited to the original principal amount of the obligations secured by this Deed of Trust, and Grantor's obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance, or any other transfer of the Mortgaged Property or this Deed of Trust. For the purposes of any action brought under this subparagraph, Grantor hereby waives the defense of laches and any applicable statute of limitations.

              (iv) To waive its lien against the Mortgaged Property or any portion thereof, whether fixtures or personal property, to the extent such property is found to be environ-mentally impaired and to exercise any and all rights and remedies of an unsecured creditor against Grantor and all of Grantor's assets and property for the recovery of any deficiency and Environmental Costs, including, but not limited to, seeking an attachment order. As between Beneficiary and Grantor, Grantor shall have the burden of proving that Grantor or any related party (or any affiliate or agent of Grantor or any related party) was not in any way negligent in permitting the release or threatened release of the Hazardous Substances. Grantor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Loan Agreement, all judgments and awards entered against Grantor shall be exceptions to any nonrecourse or exculpatory provision of the Loan Documents, and Grantor shall be fully and personally liable for all judgments and awards entered against Grantor hereunder and such liability shall not be limited to the original principal amount of the obligations secured by this Deed of Trust and Grantor's obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance, or any other transfer of the Mortgaged Property or this Deed of Trust. For the purposes of any action brought under this subparagraph, Grantor hereby waives the defense of laches and any applicable statute of limitations.

               (v)  Nothing contained herein shall be
construed to limit any and all rights that Beneficiary has at law or pursuant hereto.

          SECTION 2.05. No remedy herein conferred upon or reserved to the Trustee or Beneficiary is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustee or Beneficiary to exercise any right or power occurring upon the Event of Default shall impair any such right or power or shall be construed to be a waiver thereof or an acquiescence therein; and every power and remedy given by this Deed of Trust to the Trustee or Beneficiary may be exercised from time to time and as often as may be deemed expedient by the Trustee or Beneficiary.
Nothing in this Deed of Trust or in the Loan Agreement shall affect the obligation of Grantor to pay the principal of, interest on, and Early Termination Premium payable pursuant to the Loan Agreement in the manner and at the time and place therein respectively expressed.

          SECTION 2.06. To the extent permitted by law, Grantor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Deed of Trust; nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the marshalling of the Mortgaged Property or on the valuation or appraisal of the Mortgaged Property, or any part thereof, prior or subsequent to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; and Grantor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Trustee or Beneficiary, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Grantor hereby waives the right to require any sale to be made in parcels, or the right to select parcels to be so sold, and there shall be no requirement for marshalling of assets. Grantor hereby further waives any rights it may have under applicable law relating to the prohibition of the obtaining of a deficiency judgment by Beneficiary against Grantor.

          SECTION 2.07. During the continuance of any Event of Default and pending the exercise by the Trustee or Beneficiary of its right to exclude Grantor from all or any part of the Premises, Grantor agrees to pay the fair and reasonable rental value for the use and occupancy of the Mortgaged Property for such period and upon default of any such payment, will vacate and surrender possession of the Premises to the Trustee or Beneficiary or to a receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery or possession of Premises for non-payment of rent, however designated.

          SECTION 2.08. Without affecting the personal liability of any person, firm, corporation or other entity, including Grantor (other than any person released pursuant hereto), for the payment of the indebtedness secured hereby, and without affecting the lien of this Deed of Trust for the full amount of the indebtedness remaining unpaid upon any property not reconveyed pursuant hereto, Beneficiary and Trustee are respectively authorized and empowered as follows:
Beneficiary may, at any time and from time to time, either before or after the maturity or the expiration of the Loan Agreement, and without notice: (a) release any person liable for the payment of any of the indebtedness, (b) make any agreement extending the time or otherwise altering the terms of payment of any of the indebtedness, (c) accept additional security therefor of any kind, (d) release any property, real or personal, securing the indebtedness. Trustee may, without liability therefor and without notice, at any time and from time to time so long as the lien or charge hereof shall subsist, but only upon the written request of Beneficiary and presentation of this Deed of Trust for endorsement:
(a) consent to the making of any map or plat of the Land,
(b) join in granting any easement thereon or in creating any covenants restricting use or occupancy thereof, (c) reconvey, without warranty, any part of the Mortgaged Property, (d) join in any extension agreement or in any agreement subordinating the lien or charge hereof.

          SECTION 2.09. This Deed of Trust constitutes a Security Agreement under the laws of the State of North Carolina so that Grantor hereby grants to Beneficiary and Beneficiary shall have and may endorse a security interest in any or all of the Mortgaged Property which may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate (collectively, "Personal Property") and Grantor agrees to execute, as debtor, such financing statement or statements as Beneficiary may now or hereafter reasonably request in order that such security interest or interests may be perfected pursuant to such laws. Notwithstanding the foregoing, Grantor and Beneficiary agree that any Personal Property which may be considered real property shall be conclusively presumed to be real property.

          Notwithstanding any release of any or all of the property included in the Premises which is deemed "real property", any proceedings to foreclose this Deed of Trust, or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the obligations of Grantor as are now or hereafter evidenced by the Loan Agreement.

          SECTION 2.10.  During the continuance of any Event
of Default, Beneficiary shall have all of the rights and remedies of a secured party under the Uniform Commercial Code

(the "Code") of the State of North Carolina, and specifically the right to direct notice and collections of any obligation owing to Grantor by any lessee. In addition to its rights to foreclose this Deed of Trust, Beneficiary shall have the right to sell the Personal Property or any part thereof, or any further, or additional, or substituted Personal Property, at one or more times, and from time to time, at public sale or sales or at private sale or sales, on such terms as to cash or credit, or partly for cash and partly on credit, as Beneficiary may deem proper. Beneficiary shall have the right to become the purchaser at any such public sale or sales, free and clear of any and all claims, rights of equity of redemp-tion in Grantor, all of which are hereby waived and released. Grantor shall not be credited with the amount of any part of such purchase price, unless, until and only to the extent that such payment is actually received in cash. Notice of public sale, if given, shall be sufficiently given, for all purposes, if published not less than five (5) days prior to any sale, in any newspaper of general circulation distributed in the city in which the property to be sold is located or as otherwise required by the Code. The net proceeds of any sale of the Personal Property which may remain after the deduction of all costs, fees and expenses incurred in connection therewith, including, but not limited to, all advertising expenses, broker's or brokerage commissions, documentary stamps, recording fees, foreclosure costs, stamp taxes and counsel fees, shall be credited by Beneficiary against the liabili-ties, obligations and indebtedness of Grantor to Beneficiary secured by this Deed of Trust and evidenced by the Loan Agreement. Any portion of the Personal Property which may remain unsold after the full payment, satisfaction and discharge of all of the liabilities, obligations and indebted-ness of Grantor to Beneficiary shall be returned to the respective parties which delivered the same to Beneficiary.
If at any time Grantor or any other party shall become entitled to the return of any of the Personal Property here-under, any transfer or assignment thereof by Beneficiary shall be, and shall recite that the same is, made wholly without representation or warranty whatsoever by, or recourse whatsoever against Beneficiary.

          SECTION 2.11. All rights, remedies and powers provided by Sections 2.01-2.10 hereof may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the jurisdiction in which the Premises are located, and all such provisions are intended to be subject to all applicable provisions of law which may be controlling in such jurisdiction and to be limited to the extent necessary so that they will not render this Mortgage invalid, illegal or unenforceable under the provisions of any applicable law.

                          ARTICLE III

                         MISCELLANEOUS

          SECTION 3.01. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          SECTION 3.02.  All notices or demands by any party
relating to this Deed of Trust or any other agreement entered into in connection herewith shall be in the form set forth in the Loan Agreement.

          The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 3.02 other than notices by Beneficiary in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) calendar days after the deposit thereof in the mail. Grantor acknowledges and agrees that notices sent by Beneficiary in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method permitted by law.

          SECTION 3.03.  Whenever in this Deed of Trust the
giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person or persons entitled to receive such notice.

          SECTION 3.04.  All of the grants, covenants, terms,
obligations, provisions and conditions herein contained shall run with the land and shall apply to, bind and inure to the benefit of, the successors and assigns of Grantor and Beneficiary and to the successors of the Trustee.

          SECTION 3.05.  Intentionally Deleted.

          SECTION 3.06.  Intentionally Deleted.

          SECTION 3.07. Notwithstanding the appointment of any receiver, liquidator or trustee of Grantor, or of any of its property, or of the Mortgaged Property, or any part thereof, the Trustee shall be entitled to retain possession and control of all property now or hereafter held under this Deed of Trust.

          SECTION 3.08. If Grantor shall default in the payment of any sums due pursuant to the terms of the Loan Agreement, or this Deed of Trust such default shall be, and be deemed to be, an attempt by Grantor to avoid the Early Termination Premium payable by Grantor pursuant to the terms of the Loan Agreement and consequently, upon such default Beneficiary shall be entitled to collect such Early Termination Premium from Grantor with the same effect as if Grantor had voluntarily elected to prepay the principal sum evidenced by the Loan Agreement.

          SECTION 3.09. Grantor hereby waives and relin-quishes unto, and in favor of Beneficiary, all benefit under all laws, now in effect or hereafter passed, to relieve Grantor in any manner from the obligations assumed and the obligation for which this Deed of Trust is security or to reduce the amount of the said obligation to any greater extent than the amount actually paid for the Mortgaged Property, in any judicial proceedings upon the said obligation, or upon this Deed of Trust.

          SECTION 3.10. Neither Grantor nor any other person now or hereafter obligated for payment for all or any part of the indebtedness secured hereby shall be relieved of such obligation by reason of the failure of Beneficiary to comply with any request of Grantor or of any other person so obligated to take action to foreclose on this Deed of Trust or otherwise enforce any provisions hereof or under the Loan Agreement or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness secured hereby, or by reason of any agreement of stipulation between any subsequent owner of the Mortgaged Property and Beneficiary extending the time of payment or modifying the terms hereof without first having obtained the consent of Grantor or such other person; and in the latter event Grantor and all other such persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Beneficiary.

          SECTION 3.11. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Beneficiary pursuant to this Deed of Trust, including (but not limited to) any certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Beneficiary shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Beneficiary.

          SECTION 3.12. Beneficiary may from time to time, without notice to Grantor or to the Trustee, and with or without cause and with or without the resignation of the Trustee substitute a successor or successors to the Trustee named herein or acting hereunder to execute this trust. Upon such appointment and without conveyance to the successor

Trustee, the latter shall be vested with all title, powers and duties conferred upon the Trustee herein named or acting hereunder. Each such appointment and substitution shall be made by written document executed by Beneficiary, containing reference to this Deed of Trust and its place of record, which when duly filed for record in the proper office, shall be conclusive proof of proper appointment of the successor Trustee. The procedure herein provided for substitution of the Trustee shall be conclusive of all other provisions for substitution, statutory or otherwise.

          SECTION 3.13.  Intentionally Deleted.

          SECTION 3.14.  Intentionally Deleted.

          SECTION 3.15. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS GRANTED BY THIS DEED OF TRUST SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA AND IN ALL OTHER RESPECTS THIS DEED OF TRUST SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

          SECTION 3.16. Simultaneously with, and in addition to, the execution of this Deed of Trust, Grantor, and/or related or affiliated entities of Grantor, has executed and delivered as security for the Loan Agreement a mortgage or deed of trust on parcels of property which may or may not be outside the boundaries of this county. Grantor agrees that the occurrence of an Event of Default hereunder, or under any of such other mortgages or deeds of trust, shall be an Event of Default under each and every one of such mortgages and deeds of trust, including this Deed of Trust, permitting Beneficiary to proceed against any or all of the property comprising the Mortgaged Property or against any other security for the Loan Agreement in such order as Beneficiary, in its sole and absolute discretion may determine. Grantor hereby waives, to the extent permitted by applicable law, the benefit of any statute or decision relating to the marshalling of assets which is contrary to the foregoing. Beneficiary shall not be compelled to release or be prevented from foreclosing this instrument or any other instrument securing the Loan Agreement unless all indebtedness evidenced by the Loan Agreement and all items hereby secured shall have been paid in full and Beneficiary shall not be required to accept any part or parts of any property securing the Loan Agreement, as distinguished from the entire whole thereof, as payment of or upon the Loan Agreement to the extent of the value of such part or parts, and shall not be compelled to accept or allow any apportionment of the indebtedness evidenced by the Loan Agreement to or among any separate parts of said property.

          IN WITNESS WHEREOF, Grantor has caused this Deed of
Trust to be executed, under seal, as of the day and year first above written.


ATTEST:                            "GRANTOR"

/s/ G. Templeton Blackburn, II     ROSE'S STORES, INC.,
George Templeton Blackburn, II,    a Delaware corporation
Secretary

[CORPORATE SEAL]                   By/s/ Jeanette R. Peters
                                     Jeanette R. Peters
                                     Chief Financial Officer